Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

Media Contact

Jim Trainor

Vice President

Corporate Communications

630.468.4828 (work)

630.334.7865 (cell)

Investor Contact

John Springer

Vice President

Investor Relations

630.468.4797

SIRVA Names New Chief Financial Officer

CHICAGO, December 6, 2005 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, announced today the appointment of J. Michael Kirksey as chief financial officer. Kirksey brings nearly 30 years of broad experience in a range of financial and operational capacities with public companies.

He will be based in the company’s Westmont, IL headquarters where he will oversee the operations of the firm’s global financial team.  He will begin the transition to his new position on December 13.

Kirksey brings to SIRVA extensive senior management experience in finance and operations from his tenure with several global publicly-traded companies where he was closely involved in developing and implementing growth strategies, communicating with capital markets and overseeing financial reporting and internal controls.

Most recently, he served as Executive Vice President and Chief Financial Officer of Input/Output, Inc., (NYSE:IO), a global imaging and software company that assists in the exploration for oil and gas. Previously, he served as Chief Executive Officer and Chief Financial Officer of Metals USA, Inc., (Nasdaq: MUSA), a metals fabrication and distribution company with annual revenue of $2 billion.  He began his career with Arthur Andersen LLP, where he worked for 13 years.

– more –

“Mike has demonstrated a proven ability as a global financial leader,” said SIRVA Chief Executive Officer Brian Kelley.  “He is a great addition to our leadership team who combines sound financial expertise, operating judgment and international experience that will help us achieve our long-term goals.”

Mr. Kirksey, who received a B.S. in Accounting from Harding University, succeeds Ronald L. Milewski, who will become Executive Vice President – Restructuring and Chief Risk Officer effective December 13.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance.  SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 6,000 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet International, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre, Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting us will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business Risks” and other risks described in our 2004 Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time.  We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

# # #